Exhibit 10.1

AMENDMENT NO. 1

TO

OMNIBUS AGREEMENT

This AMENDMENT NO. 1 TO OMNIBUS AGREEMENT (this “Amendment”), dated as of August 11, 2015 is made and entered into among 8point3 Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), 8point3 General Partner, LLC, a Delaware limited liability company (the “YieldCo General Partner”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), First Solar, Inc., a Delaware corporation (“First Solar”) and SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, each a “Sponsor” and collectively, the “Sponsors”).  The above-named entities are sometimes referred to in this Amendment as a “Party” and collectively as the “Parties.

WITNESSETH

WHEREAS, the Parties entered into that certain Omnibus Agreement on June 24, 2015 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to reflect the Parties’ agreement as to certain matters set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.01   Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

Section 1.02   Amendments.

(a)   Section 1.1 of the Agreement shall be amended by adding the following defined terms, each in its appropriate alphabetical position:

““Final Network Upgrades Invoice” means, for each LGIA Project under its respective LGIA, the final invoice setting forth the construction costs of “Network Upgrades” (as defined in such LGIA) delivered by the “Participating TO” (as defined in such LGIA) pursuant to Section 12.2 of such LGIA.

“LGIA” means, for each LGIA Project, any Large Generator Interconnection Agreement entered into by the Contributed Company that directly owns such LGIA Project, the California Independent System Operator Corporation and the “Participating TO” (as defined in such LGIA).

“LGIA Project” means either the Quinto project and the North Star project, each as identified on Schedule I, as applicable.

“Modeled Network Upgrade Costs” means (a) in the case of the Quinto project, $41,177,000, and (b) in the case of the North Star project, $20,813,000.

“Network Upgrade Costs” means, with respect to any LGIA, the construction costs of “Network Upgrades” (as defined in such LGIA).

“Network Upgrade Cost Differential” means, with respect to each LGIA Project, the positive difference (if any) between (a) the Modeled Network Upgrade Costs in respect of such LGIA Project less (b) the aggregate amount of all Network Upgrades Costs paid by or on behalf of the Contributed Company that directly owns such LGIA Project pursuant to its LGIA.”

(b)   The following text shall be added after the last sentence of Section 2.2(b) of the Agreement:

“In addition, with respect to any LGIA Project, the Sponsor that, directly or indirectly, contributed such LGIA Project to the Operating Company shall pay to the Operating Company, no later than the 30th day after COD for such LGIA Project, the amount of any Network Upgrade Cost Differential (calculated based upon the Final Network Upgrades Invoice for such LGIA Project); provided, if the Final Network Upgrades Invoice has not been delivered prior to such 30th day after COD, (I) such payment shall become due on the earlier of (x) January 15, 2016 and (y) five (5) Business Days following receipt of such Final Network Upgrades Invoice, (II) the Network Upgrade Cost Differential shall be calculated based upon all invoices delivered under such LGIA prior to the date of such payment, and (III) following receipt of the Final Network Upgrades Invoice, the Operating Company shall reimburse such Sponsor the positive difference (if any) between (x) the amount of such payment and (y) the Network Upgrade Cost Differential calculated based upon the Final Network Upgrades Invoice.”

(c)   The following text shall be added to Part B of Schedule II:

“The “Master Lease,” as defined in the Termination of Agreements, dated as of January 23, 2015, among SPWR Lease Co I, LLC, SunPower SolarProgram II, LLC, SunPower Corporation, Systems, a Delaware corporation, SunPower Capital, LLC and SunPower Corporation (the “Citi/CS Termination Agreement”), and any other agreements related thereto (including the Citi/CS Termination Agreement).

The “Master Lease,” as defined in the Termination of Agreements, dated as of January 29, 2015, among Catania Solar, LLC, SunPower SolarProgram I, LLC, SunPower Corporation, Systems, a Delaware corporation, SunPower Capital, LLC and SunPower Corporation (the “Catania Termination Agreement”), and any other agreements related thereto (including the Catania Termination Agreement).”

Section 1.03   Continuity.  Except as expressly modified hereby, the terms and provisions of the Agreement and all instruments, agreements or other documents executed and delivered in connection therewith shall continue in full force and effect. Whenever the “Agreement” is referenced in the Agreement or any of the instruments, agreements or other documents executed and delivered in connection therewith, such references shall be deemed to mean the Agreement as modified hereby.

Section 1.04   Parties in Interest.  This Amendment is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns.  This Amendment is not made for the benefit of any Person not a party hereto, and no Person other than the Parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Amendment.

Section 1.05   Severability.  Whenever possible each provision and term of this Amendment will be interpreted in a manner to be effective and valid.  If any term or provision of this Amendment or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby.  If any term or provision of this Amendment is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Amendment.  Upon determination that any other term or provision of this Amendment is invalid, void, illegal, or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the Law.

Section 1.06   Facsimile; Counterparts.  Any Party may deliver executed signature pages to this Amendment by facsimile transmission to the other Parties, which facsimile copy shall be deemed to be an original executed signature page.   This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

Section 1.07   GOVERNING LAW.  THIS AMENDMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  FOR THE AVOIDANCE OF DOUBT, IT IS INTENDED THAT 6 DEL. C. § 2708, WHICH PROVIDES FOR ENFORCEMENT OF DELAWARE CHOICE OF LAW WHETHER OR NOT THERE ARE OTHER RELATIONSHIPS WITH DELAWARE, SHALL APPLY.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first above written and delivered in their names by their respective duly authorized officers or representatives.

8point3 Energy Partners LP

By: 8point3 General Partner, LLC, its general partner

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Chief Executive Officer

8point3 General Partner, LLC

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Chief Executive Officer

8point3 Operating Company, LLC

By: 8point3 Energy Partners LP, its managing member

By: 8point3 General Partner, LLC, its general partner

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Omnibus Agreement]

8point3 Holding Company, LLC

By: First Solar 8point3 Holdings, LLC, its member

By:	/s/ Mark Widmar
Name: Mark Widmar
Title: Authorized Signatory

By: SunPower YC Holdings, LLC, its member

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Manager

First Solar, Inc.

By:	/s/ Mark R. Widmar
Name: Mark R. Widmar
Title: Chief Financial Officer

SunPower Corporation

By:	/s/ Charles D. Boynton
Name: Charles D. Boynton
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Page to Amendment No. 1 to Omnibus Agreement]